UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2020

GLOBAL CLEAN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On November 17, 2020, Global Clean Energy Holdings, Inc. (the “Company”) held its Annual Meeting (the “Annual Meeting”) at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on October 7, 2020 (the “Proxy Statement”).

At the Annual Meeting, 241,234,961 shares, or approximately 65.1% of all outstanding shares of common stock and voting preferred stock, were present either in person or by proxy. The voting shares present either in person or by proxy included 3,000 shares of of the Company’s Series B Preferred Stock, which convert into 2,727,273 shares of common stock.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

•Proposal 1: to elect David Walker, Martin Wenzel, and Richard Palmer to the Company’s Board of Directors, for a one-year term expiring at the 2021 Annual Meeting;

•Proposal 2: a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

•Proposal 3: a proposal to select, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;

•Proposal 4: a proposal to ratify Hall & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

•Proposal 5: a proposal to approve the Company’s 2020 Equity Incentive Plan; and

•Proposal 6: a proposal to approve an amendment to the Company’s Certificate of Incorporation to be effected at the discretion of the Board on a date be established by the Board, a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-10.

Voting Results

Proposal 1: David Walker, Martin Wenzel, and Richard Palmer were elected as directors on the following vote:

•David Walker was elected with 165,874,289 “FOR” votes and 52,715 “WITHHELD” votes;

•Martin Wenzel was elected with 165,732,153 “FOR” votes and 194,851 “WITHHELD” votes.

•Richard Palmer was elected with 165,468,218 “FOR” votes and 458,786 “WITHHELD” votes.

In addition, there were 75,307,957 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 164,846,143 “FOR” votes, 711,612 “AGAINST” votes and 369,249 “ABSTAIN” votes. There were 75,307,957 broker non-votes in connection with this proposal.

Proposal 3: The frequency of advisory votes to approve executive compensation was set at annual, with 162,708,824 votes for “Annual,” 92,264 votes for “Every two years,” 1,757,936 votes for “Every three years” and 1,367,980 “ABSTAIN” votes. There were 75,307,957 broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 241,218,777 “FOR” votes, 1,935 “AGAINST” votes and 14,249 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 164,569,592 “FOR” votes, 989,413 “AGAINST” votes and 367,999 “ABSTAIN” votes. There were 75,307,957 broker non-votes in connection with this proposal.

Proposal 6: This proposal was approved with 235,663,527 “FOR” votes, 3,956,689 “AGAINST” votes and 1,614,743 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

As previously reported above, at the Annual Meeting the Company’s stockholders recommended, on an advisory basis, that the Company include a stockholder advisory vote on executive compensation in the Company’s proxy materials annually.  At the Board of Directors meeting held on November 17, 2020 immediately following the Annual Meeting, the Company’s Board of Directors decided to follow the stockholders’ recommendation and to include on an annual basis the stockholder say-on-pay advisory vote on the compensation of the named executive officers in future proxy statements until the next required vote on the frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2020	By:	/s/ Richard Palmer
Richard Palmer
Chief Executive Officer